Exhibit 99.1

PROFICIENT ALPHA ACQUISITION CORP.

INDEX TO BALANCE SHEET

Page
Report of Independent Registered Public Accounting Firm	2
Balance Sheet	3
Notes to Balance Sheet	4-11

(1)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Proficient Alpha Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Proficient Alpha Acquisition Corp. (the “Company”) as of June 3, 2019, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of June 3, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

June 7, 2019

(2)

PROFICIENT ALPHA ACQUISITION CORP.
Balance Sheet
As of June 3, 2019

Assets

Current assets
Cash	$2,317,820
Other receivable	219
Total current assets	2,318,039

Cash held in Trust Account	115,000,000

Total assets	$117,318,039

Liabilities and Shareholders’ Equity

Current liabilities
Accrued expenses	$38,100
Accrued expenses - related parties	27,207
Total current liabilities	65,307

Commitments
Common stock subject to possible redemption, 9,730,167 shares at redemption value	97,301,671

Shareholders’ Equity
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—
Common stock, $.001 par value, 150,000,000 shares authorized, 4,736,833 shares issued and outstanding (excluding 9,730,167 shares subject to possible redemption)	4,737
Additional paid-in capital	20,469,583
Subscription receivable	(16,111)
Accumulated deficits	(507,148)
Total Shareholders’ Equity	19,951,061

Total Liabilities and Shareholders’ Equity	$117,318,039

The accompanying notes are an integral part of financial statement

(3)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Proficient Alpha Acquisition Corp. (the “Company”) is a blank check company incorporated in Nevada on July 27, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). The Company has not selected any potential business combination target, and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target with respect to an initial business combination with the Company. The Company may, subject to certain limitations, pursue a business combination target with operations or prospects in the financial services sector in China, including Hong Kong, Macau and mainland China.

At June 3, 2019, the Company had not yet commenced operations. All activity through June 3, 2019 relates to the Company’s formation and its initial public offering (“IPO”), which is described below.

The registration statement for the Company’s IPO was declared effective on May 29, 2019. On June 3, 2019, the Company consummated its IPO of 10,000,000 units (“Units”). Each Unit consists of one share of common stock, $0.001 par value per share (“Common Stock”), one warrant (“Public Warrant”) to purchase one share of Common Stock at an exercise price of $11.50 per share, and one right (“Right”) to receive one-tenth of one share of Common Stock upon consummation of the Company’s initial Business Combination.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Pursuant to the Underwriting Agreement, the Company granted the underwriters in the IPO (the “Underwriters”) a 30-day option to purchase up to 1,500,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”); and simultaneously with the consummation of the IPO, the Underwriters exercised the Over-Allotment Option in full, generating additional gross proceeds of $15,000,000 to the Company, which is described in Note 3.

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 5,375,000 warrants (“Placement Warrants”) at a price of $1.00 per Placement Warrant, generating total proceeds of $5,375,000, which is described in Note 4.

Following the closing of the IPO on June 3, 2019, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations, as described below.

Transaction costs amounted to $6,600,440, consisting of cash of $2,875,000 of underwriting fees and $290,121 of IPO costs, the fair value of 92,000 shares issued and 920,000 warrants granted to the Underwriters in total amount of $3,435,319 pursuant to the Underwriting Agreement. In addition, $2,177,379 of cash was held outside of the Trust Account and is available for working capital purposes (see Note 7).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

(4)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their shares of Common Stock upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Articles of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will have until June 2, 2020 (or December 2, 2020 if the Company extends the period to consummate a Business Combination by the full amount) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Common Stock sold as part of the Units in the IPO (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest that may be used by the Company to pay its taxes payable and for dissolution expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Nevada law to provide for claims of creditors and other requirements of applicable law.

The Initial Stockholders have agreed to (i) waive any and all right, title, interest or claim of any kind the Initial Stockholders may have in the future in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; (ii) waive any right to exercise conversion rights with respect to any shares of the Common Stock or Founder’s Common Stock owned or to be owned by the Initial Stockholders, directly or indirectly, whether such shares be part of the Founder’s Common Stock or shares of Common Stock purchased by the Initial Stockholders in the IPO or in the aftermarket, and each agrees not to seek conversion with respect to such shares in connection with any vote to approve a Business Combination or to sell any such shares in a tender offer undertaken by the Company in connection with a Business Combination; and (iii) not propose, or vote in favor of, an amendment to Article Sixth of the Company’s Amended and Restated Articles of Incorporation, as the same may be amended from time to time, prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, each of the Initial Stockholders agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

In order to protect the amounts held in the Trust Account, Mr. Shih-Chung Chou, our sponsor has agreed that he will be personally liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Additionally, the agreement entered into by our sponsor specifically provides for two exceptions to the indemnity he has given: he will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the Underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked our sponsor to reserve for such indemnification obligations. The Company will seek to reduce the possibility that Mr. Shih-Chung Chou will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

(5)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s balance sheet with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 3, 2019, the Company had $2,317,820 cash on hand.

Cash held in Trust Account

At June 3, 2019, the assets held in the Trust Account were held in cash.

Common stock subject to possible redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Company’s Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 3, 2019, 9,730,167 shares of Common Stock subject to possible redemption in amount of $97,301,671 is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

(6)

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the IPO. Offering costs amounting to $6,600,440, consisting of cash of $2,875,000 of underwriting fees and $290,121 of IPO costs, the fair value of 92,000 shares issued and 920,000 warrants granted to the Underwriters in total amount of $3,435,319 pursuant to the Underwriting Agreement, which were charged to stockholders’ equity upon the completion of the IPO (see Note 7).

Income taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on July 27, 2018, the evaluation was performed for 2018 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at June 3, 2019 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $101,000, less a valuation allowance in the amount of approximately $101,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended September 30, 2019.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of June 3, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s balance sheet.

(7)

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s IPO was declared effective on May 29, 2019. On June 3, 2019, the Company consummated its IPO of 10,000,000 Units. Each Unit consists of one share of Common Stock, one Public Warrant to purchase one share of Common Stock at an exercise price of $11.50 per share, and one Right to receive one-tenth of one share of Common Stock upon consummation of the Company’s initial Business Combination.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Pursuant to the Underwriting Agreement, the Company granted the Underwriters in the IPO a 30-day Over-Allotment Option to purchase up to 1,500,000 additional Units solely to cover over-allotments, if any; and simultaneously with the consummation of the IPO, the Underwriters exercised the Over-Allotment Option in full, generating additional gross proceeds of $15,000,000 to the Company (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the Private Placement of 5,375,000 Placement Warrants at a price of $1.00 per Placement Warrant, generating total proceeds of $5,375,000. The Placement Warrants, which were purchased by Mr. Shih-Chung Chou (the “Sponsor”), are substantially similar to the Public Warrants, except that if held by the Sponsor or his permitted transferees, the Placement Warrants (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) are, subject to certain limited exceptions, subject to transfer restrictions until 30 days following the consummation of the Company’s initial Business Combination.  If the Placement Warrants are held by holders other than Sponsor or his permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants. The proceeds from the Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Warrants and all underlying securities will expire worthless.

NOTE 5. ACCRUED EXPENSES

As of June 3, 2019, the Company had accrued expenses of $38,100, of which $21,433 was due primarily to the outstanding balance on a credit card, and $16,667 was in connection with the accrued compensation to the Company’s independent directors. Pursuant to the executed offer letters, the Company agreed to pay the Company’s independent directors, respectively, $2,000 in cash per month starting from August 1, 2018, plus 25,000 - 50,000 shares of Common Stock, which will be issued within 10 days after the completion date of the initial Business Combination. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of $0.20 per share. Accordingly, the Company calculated the stock-based compensation of $30,000 at its fair value and amortized pro rata within 18 months. Total 150,000 shares of Common Stock to independent directors are not issued within 10 days after the completion date of the initial Business Combination. Accordingly, the Company recorded $16,667 as accrued expenses.

(8)

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

As of June 3, 2019, 2,875,000 shares of the Company were issued to the stockholders prior to the date of the prospectus (“Founders”) for an aggregate amount of $575,000, including cash of $555,000 and $20,000 prepaid expenses to the management of the Company. The 2,875,000 Founder Shares include an aggregate of up 375,000 shares held by the sponsor subject to forfeiture to the extent that the Underwriters’ Over-Allotment Option is not exercised in full or in part, so that the Founders will own 20% of the Company’s issued and outstanding shares after the IPO. Simultaneously with the consummation of the IPO, the Underwriters exercised the Over-Allotment Option in full, so the 375,000 shares held by the sponsor were no longer subject to forfeiture. As of June 3, 2019, the Company had subscription receivable of $16,111.

Simultaneously with the closing of the IPO, the Founder Shares were placed into an escrow account maintained in New York, New York by American Stock Transfer & Trust Company LLC, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) six months after the date of the consummation of our initial Business Combination or (ii) the date on which the closing price of our Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial Business Combination and the remaining 50% of the Founder Shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial Business Combination, or earlier, in either case, if, subsequent to our initial Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our officers, directors, consultants, advisors or their affiliates, (ii) to an entity’s members, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial Business Combination, or (vii) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

Our Founders have agreed to (i) waive any and all right, title, interest or claim of any kind our Founders may have in the future in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; (ii) waive any right to exercise conversion rights with respect to any shares of the Common Stock or Founder’s Common Stock owned or to be owned by our Founders, directly or indirectly, whether such shares be part of the Founder’s Shares or shares of Common Stock purchased by our Founders in the IPO or in the aftermarket, and each agrees not to seek conversion with respect to such shares in connection with any vote to approve a Business Combination or to sell any such shares in a tender offer undertaken by the Company in connection with a Business Combination; and (iii) not propose, or vote in favor of, an amendment to Article Sixth of the Company’s Articles of Incorporation, as the same may be amended from time to time, prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, each of the Founders agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

Accrued Compensation

As of June 3, 2019, the Company had $12,407 due to related parties in connection with the accrued compensation to the Company’s management and directors. Pursuant to the executed offer letters, the Company agreed to pay the Company’s Co-Chief Executive Officer and Chief Financial Officer, $2,000 and $5,000 in cash per month starting from February 1, 2019 and August 1, 2018, respectively, and 50,000 Founder Shares each, and agreed to pay the Company’s director $2,000 in cash per month starting from August 1, 2018, plus 100,000 shares of Common Stock, which will be issued within 10 days after the completion date of the initial Business Combination. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of $0.20 per share. Accordingly, the Company calculated the stock-based compensation of $40,000 at its fair value and amortized pro rata within 18 months. Total 100,000 founder shares to Co-Chief Executive Officer and Chief Financial Officer were issued and the 100,000 shares to Director are not issued within 10 days after the completion date of the initial Business Combination.

On March 20, 2019, the Company entered into an offer letter with our President, pursuant to which, the Company agreed to issue to the Company’s President 50,000 shares of Common Stock for his services during a period of 18 months starting from March 20, 2019. The 50,000 shares will be issued within 10 days after the completion date of the initial Business Combination. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of $0.20 per share. Accordingly, the Company calculated the stock-based compensation of $10,000 at its fair value and amortized pro rata within 18 months.

The unrecognized stock-based compensation was $8,889 as of June 3, 2019.

Accrued expenses - related parties

As of June 3, 2019, the Company had accrued expenses in amount of $14,800 due to the management for traveling expenses associated with the IPO. The advances are non-interest bearing, unsecured and due on demand. The Company will repay the advances in June of 2019.

(9)

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on May 29, 2019, the holders of the Founder Shares, Placement Warrants (and their underlying securities), and all of the Working Capital Warrants (and their underlying securities) (“Registrable Securities”) are entitled to registration rights. The holders of a majority of these Registrable Securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of Common Stock are to be released from escrow. The holders of a majority of the Placement Warrants and Working Capital Warrants (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Any demand for a Registration (“Demand Registration”) shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within 10 days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration shall so notify the Company within ten (10) days after the receipt by the holder of the notice from the Company. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the Underwriters a 30-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the IPO price, less the underwriting discounts and commissions. Simultaneously with the consummation of the IPO, the Underwriters exercised the Over-Allotment Option in full, generating additional gross proceeds of $15,000,000 to the Company.

The Underwriters were paid a cash underwriting discount of two and one-half percent (2.5%) of the gross proceeds of the IPO and exercise of the Over-Allotment Option, or $2,875,000.

As additional consideration, the Company issued to the Underwriters on June 3, 2019 a number of shares of Common Stock equal to 0.8% of the shares of Common Stock contained in the Units sold in the Offering, or 92,000 shares (excluding any shares of Common Stock underlying the Warrants and the Rights contained in the Units) (the “Representative’s Shares”). The Underwriters agreed not to transfer, assign or sell any of the Representative’s Shares without the Company’s prior written consent until the completion of the Business Combination. The Underwriters agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative’s Shares if the Company fails to complete its initial Business Combination within 12 months from June 3, 2019, the closing date of the IPO (the “Closing Date”) (or up to 18 months from the Closing Date if the Company extends the period of time to consummate a Business Combination). There are significant restrictions against transferring the Representative’s Shares during the first six (6) months after the Closing Date. Based on the IPO price of $10.00 per Unit, the fair value of the 92,000 shares of Common Stock was $920,000, which was an expense of the IPO resulting in a charge directly to stockholders’ equity upon the completion of the IPO.

As additional consideration, the Company granted the Underwriters on June 3, 2019 a warrant (the “Representative’s Warrant”) for the purchase of 8.0% of the shares of Common Stock contained in the Units sold in the Offering, or 920,000 warrants (excluding any shares of Common Stock underlying the Warrants and the Rights contained in the Units) (the “Representative’s Warrant Shares”). The Representative’s Warrants shall be exercisable, in whole or in part, commencing the later of (i) the closing of the Business Combination, or (ii) one-year from the Effective Date, and expiring five (5) years from the Effective Date, for cash or on a cashless basis, at an initial exercise price of $12.00 per Representative’s Warrant Share, which is equal to 120% of the IPO price of a Unit. There are significant restrictions against transferring the Representative’s Warrants during the first six (6) months after the Effective Date. The Company accounted for the 920,000 warrants as an expense of the IPO resulting in a charge directly to stockholders’ equity. The fair value of Representative’s Warrants was estimated to be approximately $2,515,319 (or $2.73 per warrant) using the Black-Scholes option-pricing model. The fair value of the Representative’s Warrants granted to the Underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.83% and (3) expected life of five years. The Representative’s Warrants and the shares of Common Stock underlying Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 360-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the Representative’s Warrants may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of IPO except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners. The Representative’s Warrants grants to holders demand and “piggy back” rights for a period of seven years from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Representative’s Warrants. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrants will not be adjusted for issuances of Common Stock at a price below its exercise price.

Business Combination Marketing Agreement

The Company has engaged I-Bankers Securities, Inc. (“IBS”) as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay IBS a cash fee for such services upon the consummation of a Business Combination in an amount equal to 3.5% of the gross proceeds received by the Company from the sale of the Units in the IPO that are not redeemed by stockholders in connection with the initial Business Combination completed by the Company (the “Fee”); provided the minimum Fee shall not be less than $1,500,000. The Fee shall be due and payable at the closing of the Business Combination (“Closing”). If a proposed Business Combination is not consummated for any reason, no Fee shall be due or payable. At the Closing, the Company shall reimburse IBS for all reasonable and documented costs and expenses incurred by IBS (including reasonable fees and disbursements of counsel) in connection with the performance of the services set forth in the Business Combination Marketing Agreement; provided, however, any costs and/or expenses in excess of $5,000 in the aggregate shall be subject to the Company’s prior written approval, which approval will not be unreasonably withheld. The expenses and costs will be charged at cost without markup.

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NOTE 8. STOCKHOLDER’S EQUITY

Preferred Stock - The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock, par value of $0.001 each, with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of June 3, 2019, none was issued and outstanding.

Common Stock - The Company is authorized to issue a total of 150,000,000 shares of Common Stock, par value of $0.001 each. As of June 3, 2019, 2,967,000 shares were issued and outstanding, of which 92,000 shares were issued to the Underwriters (see Note 7), and 375,000 shares held by the Sponsor were subject to forfeiture to the extent that the Underwriters’ Over-Allotment Option is not exercised in full or in part, so that the Company’s Founders will own 20% of the issued and outstanding shares after the IPO. Simultaneously with the consummation of the IPO, the Underwriters exercised the Over-Allotment Option in full, so the 375,000 shares held by the sponsor were no longer subject to forfeiture.

Warrants —The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

●	If, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Placement Warrants and the Common Stock issuable upon the exercise of the Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation, and the following:

If, in connection with the closing of the Business Combination, (x) the Company issues additional shares of Common Stock or securities of the Company which are convertible into, or exchangeable or exercisable for, shares of Common Stock, at an issue price or effective issue price of less than $9.20 per share of Common Stock, with such issue price or effective issue price to be determined in good faith by the Board of Directors of the Company (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any shares of Common Stock of the Company issued prior to the IPO and held by them, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Business Combination (such price, the “Market Value”) is below $9.20 per share of Common Stock, the exercise price of Public Warrants and Placement Warrants shall be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price.

Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

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